EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Eli Lilly and Company of our reports dated February 14, 2005, with respect to the consolidated financial statements of Eli Lilly and Company, Eli Lilly and Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Eli Lilly and Company, included in the 2004 Annual Report to Shareholders of Eli Lilly and Company.

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement No.	Type of Statement	Date
33-37341	S-8	October 17, 1990
33-58466	S-3	February 17, 1993
33-50783	S-8	October 27, 1993
33-56141	S-8	October 24, 1994
333-02021	S-8	March 28, 1996
333-62015	S-8	August 21, 1998
333-66113	S-8	October 26, 1998
333-90397	S-8	November 5, 1999
333-35248	S-3	April 20, 2000
333-70308	S-8	September 27, 2001
333-104057	S-8	March 27, 2003
333-106478	S-3/A	September 16, 2003;

of our reports dated February 14, 2005, with respect to the consolidated financial statements of Eli Lilly and Company, Eli Lilly and Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Eli Lilly and Company incorporated by reference in the 2004 Annual Report (Form 10-K) of Eli Lilly and Company.

/s/ Ernst & Young LLP

Ernst & Young LLP

Indianapolis, Indiana
March 4, 2005